Exhibit 99.1

	NEWS	FOR IMMEDIATE RELEASE
Media Contact:		Investor Contact:
Alyson Austin		Dan Smith
Corporate Communications		Investor Relations
949-214-1414		703-610-5410
alaustin@corelogic.com		danlsmith@corelogic.com

CoreLogic Announces Conditional Optional Redemption of 7.25% Senior Notes Due 2021

Irvine, Calif., June 17, 2016-CoreLogic (NYSE:CLGX), a leading global property information, analytics and data-enabled services provider, today announced it has issued a conditional notice of optional redemption for all of its outstanding 7.25% Senior Notes due 2021 (the “Notes”) subject to the satisfaction of the Condition (as defined below). The redemption of the Notes is expected to occur on July 18, 2016 (the “Redemption Date”).
Subject to the satisfaction of the Condition, CoreLogic intends to redeem the Notes at a price equal to 103.625% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to the Redemption Date (the “Redemption Price”). The aggregate principal amount outstanding of the Notes is $393,000,000. The redemption of the Notes is subject to and conditioned upon CoreLogic’s deposit with the Trustee of funds from one or more debt financing transactions in an amount sufficient to pay the Redemption Price (the “Condition”).
From the Redemption Date forward, the Notes will no longer be deemed outstanding, interest will no longer accrue and holders will have no rights other than the right to receive the Redemption Price, without additional accrued interest, upon surrender of the Notes. Payment of the Redemption Price will be made only upon presentation and surrender of the Notes to Wilmington Trust, National Association, as trustee and paying agent, at the address specified in the Conditional Notice of Optional Full Redemption. Questions regarding the Conditional Notice of Optional Full Redemption should be directed to Wilmington Trust, National Association at 203-453-4130.
This press release is for informational purposes only and does not constitute a notice of redemption, nor an offer to tender for, or purchase, any Notes or any other security. There can be no assurances that the conditions precedent to the redemption will be satisfied or that the redemption will occur.
About CoreLogic
CoreLogic (NYSE: CLGX) is a leading global property information, analytics and data-enabled services provider. The Company's combined data from public, contributory and proprietary sources includes over 4.5 billion records spanning more than 50 years, providing detailed coverage of property, mortgages and other encumbrances, consumer credit, tenancy, location, hazard risk and related performance information. The markets CoreLogic serves include real estate and mortgage finance, insurance, capital markets, and the public sector. CoreLogic delivers value to clients through unique data, analytics, workflow technology, advisory and managed services. Clients rely on CoreLogic to help identify and manage growth opportunities, improve performance and mitigate risk. Headquartered in Irvine, Calif., CoreLogic operates in North America, Western Europe and Asia Pacific. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the federal securities laws. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including our ability to satisfy the Condition or consummate the redemption and those factors discussed in our quarterly report on Form 10-Q for the year ended March 31, 2016, filed on April 22, 2016 with the Securities & Exchange Commission (“SEC”), which can be found at the SEC’s website www.sec.gov, each of which is specifically incorporated into this press release, as well as any risk factors contained in subsequent quarterly and annual reports we file with the SEC. The forward-looking statements speak only as of the date they are made. CoreLogic does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.